Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

EXHIBIT 21.1

SUBSIDIARIES OF MIRANT AMERICAS GENERATION, LLC

The voting stock of each company shown indented is owned by the company immediately above which is not indented to the same degree.

Name of Company	Jurisdiction of Organization

Mirant Americas Generation, LLC	Delaware
Mirant North America, LLC	Delaware
New MAEM Holdco, LLC	Delaware
Mirant Americas Development, LLC	Georgia
Mirant Americas Development Capital, LLC	Delaware
Mirant Americas Production Company, LLC	Delaware
Mirant Americas Energy Capital, LP	Delaware
(99% - Mirant Americas Production Company, LLC; 1% - Mirant Americas Development, LLC)
Mirant Americas Energy Capital Assets, LLC	Delaware
Mirant Americas Energy Marketing, LP	Delaware
(99% - Mirant Americas Production Company, LLC; 1% - Mirant Americas Development, LLC)
Mirant Americas Gas Marketing I, LLC	Delaware
Mirant Americas Gas Marketing II, LLC	Delaware
Mirant Americas Gas Marketing III, LLC	Delaware
Mirant Americas Gas Marketing IV, LLC	Delaware
Mirant Americas Gas Marketing V, LLC	Delaware
Mirant Americas Gas Marketing VI, LLC	Delaware
Mirant Americas Gas Marketing VII, LLC	Delaware
Mirant Americas Gas Marketing VIII, LLC	Delaware
Mirant Americas Gas Marketing IX, LLC	Delaware
Mirant Americas Gas Marketing X, LLC	Delaware
Mirant Americas Gas Marketing XI, LLC	Delaware
Mirant Americas Gas Marketing XII, LLC	Delaware
Mirant Americas Gas Marketing XIII, LLC	Delaware
Mirant Americas Gas Marketing XIV, LLC	Delaware
Mirant Americas Gas Marketing XV, LLC	Delaware
Mirant Americas Retail Energy Marketing, LP	Delaware
(99% - Mirant Americas Energy Marketing, LP; 1% - Mirant Americas Development, LLC)
Mirant North America Escrow, LLC	Delaware
MNA Finance Corp.	Delaware
Mirant Energy Trading, LLC	Delaware
Mirant California, LLC	Delaware
Mirant Delta, LLC	Delaware
Mirant Potrero, LLC	Delaware
Mirant Canal, LLC	Delaware
Mirant Kendall, LLC	Delaware
Mirant New York, Inc.	Delaware
Mirant Bowline, LLC	Delaware
Mirant Lovett, LLC	Delaware
Mirant NY-Gen, LLC	Delaware
Hudson Valley Gas Corporation	New York
Mirant Mid-Atlantic, LLC	Delaware

Mirant Chalk Point, LLC	Delaware
Mirant Potomac River, LLC	Delaware
Mirant MD Ash Management, LLC	Delaware
Mirant Piney Point, LLC	Delaware
Mirant Special Procurement, Inc.	Delaware
Mirant Texas Management, LLC	Delaware
Mirant Texas, LP	Delaware
(1% - Mirant Texas Management, LLC; 99% - Mirant North America, LLC)
MLW Development, LLC	Delaware
(1% - Mirant Texas Management, LLC; 99% - Mirant North America, LLC)
Mirant Zeeland, LLC	Delaware